Exhibit 99.1

This Statement on Form 3 is filed by: (i) Apollo Principal Holdings A, L.P.; (ii) Apollo Principal Holdings A GP, Ltd.; and (iii) APO Corp.

Name of Designated Filer: Apollo Principal Holdings A, L.P.

Date of Event Requiring Statement: February 18, 2025

Issuer Name: Lord Abbett Flexible Income Fund

APOLLO PRINCIPAL HOLDINGS A, L.P.

By:	Apollo Principal Holdings A GP, Ltd.,
its general partner

	By:	/s/ Kristin Hester
Name: Kristin Hester
Title: Vice President
Date: February 25, 2025

APOLLO PRINCIPAL HOLDINGS A GP, LTD.

By:	/s/ Kristin Hester
Name: Kristin Hester
Title: Vice President
Date: February 25, 2025

APO CORP.

By:	/s/ Jessica Lomm
Name: Jessica Lomm
Title: Secretary
Date: February 25, 2025